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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 21, 2001 (except for Note 5, as to which the date is March 20, 2001), accompanying the consolidated financial statements incorporated by reference in the Annual Report of Computer Horizons Corp. on Form 10-K for the year ended December 31, 2000 and our report dated February 21, 2001 (except for Note 5, as to which the date is March 20, 2001), accompanying the financial statement schedule included in that Form 10-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of Computer Horizons Corp. on Forms S-3 (File No. 333-33665, effective September 24, 1997, File No. 333-44417, effective February 27, 1998, and File No. 333-48877, effective March 30,
1998) and on Forms S-8 (File No. 033-41726, effective July 16, 1991, File No. 033-59437, effective May 18, 1995, File No. 033-64763, effective December 5, 1995, and File No. 333-60751, effective August 5, 1998, and File No. 333-74579, effective March 17, 1999).

/s/ GRANT THORNTON LLP
----------------------
GRANT THORNTON LLP


Edison, New Jersey
March 30, 2001